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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 4)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              COMSAT CORPORATION
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)
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                   [Logo of Comsat Corporation appears here]

                                                                   June 14, 1999

Dear Shareholder:

  COMSAT Corporation announced last Friday that its Board of Directors has voted to reschedule its 1999 annual shareholders meeting. The meeting, which was originally scheduled for June 18, 1999, will now be held on August 20, 1999 at 9:30 a.m., Eastern Daylight Time, at COMSAT headquarters, 6560 Rock Spring Drive, Bethesda, Maryland.

  Please refer to the press release on the reverse side of this letter for additional information.

  We apologize for any inconvenience this change may have caused. We will be distributing updated proxy materials, including new proxy cards, prior to the meeting. Should you have any questions about this change or the merger, please contact COMSAT Investor Relations at 1-888-233-5777.

                                          Sincerely,

                                          /s/ Betty C. Alewine
                                          Betty C. Alewine
                                          President and Chief Executive
                                           Officer
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For Immediate Release
---------------------


               COMSAT RESCHEDULES ANNUAL MEETING OF SHAREHOLDERS


BETHESDA, Md. -- COMSAT Corporation (NYSE:CQ) today announced that its Board of Directors has voted to reschedule its 1999 annual shareholders meeting. With the concurrence of Lockheed Martin Corporation, the meeting, which was originally scheduled for June 18, 1999, will now be held on August 20, 1999.

      "COMSAT will continue to pursue aggressively all necessary regulatory and legislative approvals to accomplish the merger with Lockheed Martin Corporation," said COMSAT President and Chief Executive Officer Betty C. Alewine. "Rescheduling the shareholder meeting will put the meeting date closer to the anticipated receipt of these requisite approvals," Alewine noted.

      At the meeting, shareholders also will vote upon the election of 12 members to the COMSAT Board of Directors, the appointment of independent public accountants and a shareholder's proposal. Advance notice of nominations and other proposed business to be submitted by shareholders at the annual meeting is required within 10 days of this announcement, as outlined in COMSAT's by-laws.

     COMSAT Corporation (NYSE: CQ) is a global provider of satellite services and digital networking services and technology.

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CONTACTS:
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Dave Groobert      Director, Public Relations    +1 301 214 3436
Gary Sharpe        Director, Investor Relations  +1 301 214 3244